Exhibit 99.1
Upwork Reports First Quarter 2026 Financial Results
GSV per Active Client Increased 5% Year-over-Year through AI Work Category and SMB Growth Initiatives
Company Raises Full Year 2026 Adjusted EBITDA Guidance

PALO ALTO, Calif. – May 7, 2026 – Upwork Inc. (Nasdaq: UPWK), the world’s human and AI-powered work marketplace, today announced its financial results for the first quarter of 2026.
"This was a dynamic first quarter, where we delivered strong profitability while navigating a challenging demand environment," said Hayden Brown, president and CEO of Upwork Inc. "The nature of work continues to shift as AI advances, and we continue to build Upwork for where work is headed. With momentum in our AI, SMB, and Enterprise growth pillars, we are confident in our strategy and are taking the necessary steps today to further sharpen our execution."
“We are managing the business with a level of discipline, rigor, and agility that enables us to increase our bottom line outlook,” said Erica Gessert, CFO of Upwork Inc. “As our growth pillars continue to scale, we expect them to increasingly overshadow the cyclical and near-term factors currently impacting the business.”

First Quarter 2026 Financial Highlights
•GSV(1) was $987.1 million, approximately flat year-over-year
•Revenue grew 1% year-over-year to $195.5 million
•Active clients(1) of 784,000
•GSV per active client(1) of $5,138 increased 5% year-over-year
•GAAP Net income was $31.5 million, a decrease of 17% year-over-year
•GAAP Diluted earnings per share was $0.24, compared to diluted earnings per share of $0.27 in the first quarter of 2025
•Adjusted EBITDA(2) was $57.4 million, up 3% year-over-year
•Cash provided by operating activities was $23.0 million, compared to cash provided by operating activities of $37.0 million in the first quarter of 2025
•Free cash flow(2) was $12.9 million, compared to free cash flow of $30.8 million in the first quarter of 2025
•Share repurchase program returned $107.9 million to shareholders in the first quarter of 2026 with the repurchase of 8.1 million shares. On February 18, 2026, the Company announced a new $300 million repurchase authorization. As of March 31, 2026, the Company had $256.1 million in remaining authorization in its repurchase program.
First Quarter 2026 and Recent Operational Highlights
Building the World’s Human and AI-Powered Work Marketplace
•Brought the global Upwork Marketplace to ChatGPT via an Upwork app that enables businesses to describe their project needs, discover relevant talent, and draft job posts directly in ChatGPT, so they can find experts faster, right where they’re starting work.
•Upwork Updates Spring 2026 featured a number of AI-powered innovations driven by Uma™, Upwork’s AI work agent, focused on helping small and medium-sized businesses (SMB) more efficiently find, hire, and work with independent talent.
•Launched a redesigned, AI-native homepage and platform experience that simplifies navigation and surfaces in-demand skills, making it easier for customers to discover relevant talent and opportunities.
Growing AI Work on the Marketplace
•GSV from AI-related work increased more than 40% year-over-year in Q1 2026.
•GSV from AI Integration & Automation, the largest AI-related work sub-category, grew more than 50% year-over-year in Q1 2026.
Winning Bigger with SMB
•Q1 2026 GSV from Upwork Business Plus offering for SMB increased 34% quarter-over-quarter.
•Q1 2026 Business Plus active clients grew 35% quarter-over-quarter.
•39% of active clients on Business Plus in Q1 2026 were net-new customers to Upwork.
Unlocking the Enterprise Opportunity
•Achieved technology and operations integration milestones that position Lifted to begin migrating its first wave of enterprise customers onto its new platform by the end of June.
•Go-to-market drove significant sales pipeline expansion with new and existing enterprise clients.
Revolving Credit Facility Update
Upwork is announcing today that it has secured a commitment letter to add a revolving credit facility in the aggregate principal amount of $150 million. The Company expects to finalize the credit agreement in the coming weeks.
Restructuring Plan
Today, Upwork is also announcing a restructuring plan that includes a reduction of the Company’s total workforce by approximately 24%. Upwork is taking these actions to build a more efficient operating model and position the Company for profitable growth as the nature of work evolves. The Company expects execution of the restructuring plan to be substantially complete in the fourth quarter of 2026.
In connection with these actions, the Company estimates that it will incur approximately $16 million to $23 million in pre-tax restructuring charges to its GAAP financial results, consisting primarily of severance and other one-time termination costs for the Company’s impacted workforce. Upwork expects most of these charges to be cash expenditures and to be recognized over the next two to three quarters, with the majority of these charges being recognized in the second quarter of 2026.
A message to Upwork employees from Hayden Brown, president and CEO, regarding today’s announcement is available on Upwork’s press page at https://www.upwork.com/press/releases.

Financial Guidance & Outlook
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for the second quarter of 2026 is:
•Revenue: $187 million to $193 million
•Adjusted EBITDA: $56 million to $59 million
•Diluted weighted-average shares outstanding: 130 million to 133 million
•Non-GAAP diluted EPS: $0.35 to $0.37
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for full year 2026 is:
•Revenue: $760 million to $790 million
•Adjusted EBITDA: $250 million to $260 million
•Diluted weighted-average shares outstanding: 132 million to 135 million
•Non-GAAP diluted EPS: $1.50 to $1.55

UPWORK INC.
Key Financial and Operational Metrics
(In thousands, except percentages and basis points)
(Unaudited)

	Three Months Ended March 31,
	2026	2025	Change
GSV(1)	$987,110	$987,712	(0.1)%
Marketplace revenue(1)	$170,705	$166,293	3%
Enterprise revenue(1)	$24,778	$26,413	(6)%
Gross profit	$150,842	$150,900	—%
Gross profit margin	77%	78%	-114 bps
Operating expenses	$118,124	$112,210	5%
Net income	$31,461	$37,730	(17)%
Adjusted EBITDA(2)	$57,426	$56,011	3%
Profit margin	16%	20%	-349 bps
Adjusted EBITDA margin(2)	29%	29%	31 bps
Cash provided by operating activities	$23,019	$36,965	(38)%
Free cash flow(2)	$12,905	$30,790	(58)%

	As of March 31,
(In thousands)	2026	2025	% Change
Active clients(1)	784	812	(3)%

(1) See Key Definitions in our first quarter 2026 earnings presentation.
(2) An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.

First Quarter 2026 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s first quarter 2026 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. Please visit the Upwork Investor Relations website at investors.upwork.com/financial-information/quarterly-results to view Upwork’s first quarter 2026 earnings presentation.

Disclosure Information
We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X handle (twitter.com/Upwork), Hayden Brown’s X handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases, and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

About Upwork
Upwork Inc.’s (Nasdaq: UPWK) family of companies connects businesses with global, AI-enabled talent across every contingent work type including freelance, fractional, and payrolled. This portfolio includes the Upwork Marketplace, which connects businesses with on-demand access to highly skilled talent across the globe, and Lifted, which provides a purpose-built solution for enterprise organizations to source, contract, manage, and pay talent across the full spectrum of contingent work. From Fortune 100 enterprises to entrepreneurs, businesses rely on Upwork Inc. to find and hire expert talent, leverage AI-powered work solutions, and drive business transformation. With access to professionals spanning more than 10,000 skills across AI & machine learning, software development, sales & marketing, customer support, finance & accounting, and more, the Upwork family of companies enables businesses of all sizes to scale, innovate, and transform their workforces for the age of AI and beyond.

Since its founding, Upwork Inc. has facilitated more than $30 billion in total transactions and services as it fulfills its purpose to create opportunity in every era of work. Learn more about the Upwork Marketplace at upwork.com and follow on LinkedIn, Facebook, Instagram, TikTok, and X; and learn more about Lifted at go-lifted.com and follow on LinkedIn.

Contact:
Investor Relations
investor@upwork.com

Safe Harbor:

This press release of Upwork Inc. (together with its wholly owned subsidiaries, the “Company,” “we,” “us,” or “our”) contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the second quarter and full year 2026, information or predictions concerning the future of our business or strategy, future market opportunity and market size, future products, features, or functionality, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, industry environment, the economy, our expectations regarding financing activities, our plans with respect to share repurchases, the expected impact and timing of cost-saving initiatives, the expected impact and timing of strategic initiatives, including the migration of customers to Lifted, our enterprise-focused subsidiary, and other future conditions.
We have based these forward-looking statements largely on our current expectations and projections as of the date hereof about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside our control, and you should not place undue reliance on such forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. We make no representation that the plans, intentions, expectations, or results disclosed in these forward-looking statements will be achieved or that future events and circumstances will occur, and actual results or events may differ materially and adversely from our expectations. The forward-looking statements are made as of the date hereof, and we do not undertake, and expressly disclaim, any obligation to update or revise any forward-looking statements, conform these statements to actual results, or make changes in our expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026, and in our other SEC filings, which are available on our Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov.
Additional information will also be set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, when filed.
Upwork, Lifted, UmaTM, and other registered or common law trade names, trademarks, or service marks of Upwork appearing in this press release are the property of Upwork. This press release may also contain additional trade names, trademarks, and service marks of other companies, including names and brands. All third-party trademarks are property of their respective owners, and any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue
Marketplace	$170,705	$166,293
Enterprise	24,778	26,413
Total revenue	195,483	192,706
Cost of revenue	44,641	41,806
Gross profit	150,842	150,900
Operating expenses
Research and development	43,307	46,152
Sales and marketing	37,437	35,751
General and administrative	35,158	28,048
Provision for transaction losses	2,222	2,259
Total operating expenses	118,124	112,210
Income from operations	32,718	38,690
Other income, net	4,992	6,317
Income before income taxes	37,710	45,007
Income tax provision	(6,249)	(7,277)
Net income	$31,461	$37,730

Net income per share:
Basic	$0.25	$0.28
Diluted	$0.24	$0.27

Weighted-average shares used to compute net income per share:
Basic	128,116	135,208
Diluted	135,656	142,777

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$328,400	$294,356
Marketable securities	251,334	378,425
Funds held in escrow, including funds in transit	203,685	180,752
Trade and client receivables, net	75,911	76,236
Prepaid expenses and other current assets	23,971	21,064
Total current assets	883,301	950,833
Property and equipment, net	49,278	44,421
Goodwill	149,192	149,192
Intangible assets, net	34,231	37,161
Operating lease asset	12,656	5,011
Deferred tax asset	111,402	111,495
Other assets, noncurrent	1,892	1,467
Total assets	$1,241,952	$1,299,580

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,092	$7,858
Escrow funds payable	203,685	180,752
Debt, current	360,231	359,770
Accrued expenses and other current liabilities	63,994	94,023
Deferred revenue	8,199	7,765
Total current liabilities	647,201	650,168
Operating lease liability, noncurrent	15,197	9,707
Other liabilities, noncurrent	9,927	9,390
Total liabilities	672,325	669,265

Stockholders’ equity
Common stock	12	13
Additional paid-in capital	501,066	592,599
Accumulated and other comprehensive income	139	754
Retained earnings	68,410	36,949
Total stockholders’ equity	569,627	630,315
Total liabilities and stockholders’ equity	$1,241,952	$1,299,580

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$31,461	$37,730
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for transaction losses	1,946	2,066
Depreciation and amortization	9,099	4,861
Amortization of debt issuance costs	460	460
Accretion of discount on purchases of marketable securities, net	(1,850)	(1,943)
Amortization of operating lease asset	397	202
Tides Foundation common stock warrant expense	188	188
Stock-based compensation expense	15,421	12,272
Deferred taxes	93	—
Changes in operating assets and liabilities:
Trade and client receivables	(784)	(3,535)
Prepaid expenses and other assets	(3,480)	(3,298)
Operating lease liability	(25)	830
Accounts payable	3,124	(1,987)
Accrued expenses and other liabilities	(33,466)	(11,108)
Deferred revenue	435	227
Net cash provided by operating activities	23,019	36,965
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	—	(50,708)
Proceeds from maturities of marketable securities	128,326	51,380
Proceeds from sale of marketable securities	—	280
Purchases of property and equipment	(1,723)	(2,472)
Internal-use software and platform development costs	(8,391)	(3,703)
Net cash provided by (used in) investing activities	118,212	(5,223)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in escrow funds payable, net	23,554	19,258
Proceeds from exercises of stock options and common stock warrants	83	652
Repurchase of common stock	(107,891)	(33,054)
Net cash used in financing activities	(84,254)	(13,144)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	56,977	18,598
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—beginning of period	478,908	505,593
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—end of period	$535,885	$524,191

The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands):

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$328,400	$294,356
Restricted cash	3,800	3,800
Funds held in escrow, including funds in transit	203,685	180,752
Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows	$535,885	$478,908

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including adjusted EBITDA, adjusted EBITDA margin, free cash flow, and non-GAAP diluted EPS.

We define adjusted EBITDA as net income adjusted for stock-based compensation expense; depreciation and amortization; other income (expense), net, which includes interest expense; income tax benefit (provision); and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. Free cash flow is defined as cash provided by operations less purchases of property, plant and equipment and cash outflows from internally developed software.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to certain items that can vary substantially from company to company, and free cash flow allows investors to evaluate the cash generated from our underlying operations across periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. In particular, (1) adjusted EBITDA and certain of our other non-GAAP financial measures exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA and certain of our other non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; or (d) material acquisition-related deal costs. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period. Moreover, the non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measures that we present. Reconciliations of the non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures have been provided below, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted EBITDA guidance to GAAP net income or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during the second quarter of 2026 and fiscal year 2026 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort.

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net income	$31,461	$37,730
Add back (deduct):
Stock-based compensation expense	15,421	12,272
Depreciation and amortization	9,099	4,861
Other income, net	(4,992)	(6,317)
Income tax provision	6,249	7,277
Other (1)	188	188
Adjusted EBITDA	$57,426	$56,011
Profit margin	16%	20%
Adjusted EBITDA margin	29%	29%

Cost of revenue, GAAP	$44,641	$41,806
Stock-based compensation expense	(162)	(187)
Cost of revenue, Non-GAAP	44,479	41,619
As a percentage of total revenue, GAAP	23%	22%
As a percentage of total revenue, Non-GAAP	23%	22%

Gross profit, GAAP	$150,842	$150,900
Stock-based compensation expense	162	187
Gross profit, Non-GAAP	151,004	151,087
Gross margin, GAAP	77%	78%
Gross margin, Non-GAAP	77%	78%

Research and development, GAAP	$43,307	$46,152
Stock-based compensation expense	(4,805)	(5,812)
Intangible amortization	(2,930)	(1,315)
Research and development, Non-GAAP	35,572	39,025
As a percentage of total revenue, GAAP	22%	24%
As a percentage of total revenue, Non-GAAP	18%	20%

Sales and marketing, GAAP	$37,437	$35,751
Stock-based compensation expense	(1,420)	(1,501)
Intangible amortization	—	(500)
Sales and marketing, Non-GAAP	36,017	33,750
As a percentage of total revenue, GAAP	19%	19%
As a percentage of total revenue, Non-GAAP	18%	18%

General and administrative, GAAP	$35,158	$28,048
Stock-based compensation expense	(9,034)	(4,772)
Other (1)	(188)	(188)
General and administrative, Non-GAAP	25,936	23,088
As a percentage of total revenue, GAAP	18%	15%
As a percentage of total revenue, Non-GAAP	13%	12%

Total operating expenses, GAAP	$118,124	$112,210
Stock-based compensation expense	(15,259)	(12,085)
Intangible amortization	(2,930)	(1,815)
Other (1)	(188)	(188)
Total operating expenses, Non-GAAP	99,747	98,122
As a percentage of total revenue, GAAP	60%	58%
As a percentage of total revenue, Non-GAAP	51%	51%

Income from operations, GAAP	$32,718	$38,690
Stock-based compensation expense	15,421	12,272
Intangible amortization	2,930	1,815
Other (1)	188	188
Income from operations, Non-GAAP	51,257	52,965

Net income, GAAP	$31,461	$37,730
Stock-based compensation expense	15,421	12,272
Intangible amortization	2,930	1,815
Tax effect of non-GAAP adjustments	(2,695)	(3,631)
Other (1)	188	188
Net income, Non-GAAP	47,305	48,374

Weighted-average shares outstanding used in computing earnings per share, GAAP
Basic (in millions)	128.1	135.2
Diluted (in millions)	135.7	142.8
Basic earnings per share, GAAP	$0.25	$0.28
Diluted earnings per share, GAAP	$0.24	$0.27

Weighted-average shares outstanding used in computing earnings per share, Non-GAAP
Basic (in millions)	128.1	135.2
Diluted (in millions)	135.7	142.8
Basic earnings per share, Non-GAAP	$0.37	$0.36
Diluted earnings per share, Non-GAAP	$0.35	$0.34
(1) During the three months ended March 31, 2026 and 2025, we incurred $0.2 million of expense related to the warrant to purchase 500,000 shares of our common stock at an exercise price of $0.01 per share issued to the Tides Foundation in 2018.

UPWORK INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash provided by operating activities	$23,019	$36,965
Less: purchases of property, plant & equipment and cash outflows from internally developed software	(10,114)	(6,175)
Free cash flow	$12,905	$30,790